EXHIBIT 10.25

May 7, 2015

CONFIDENTIAL

Mr. Hojabr Alimi

Chief Executive Officer

Ruthigen, Inc.

2455 Bennett Valley Rd., Suite C116

Santa Rosa, California 95404

Re:           PIPE Offering

Dear Hojabr:

The purpose of this engagement letter is to outline our agreement pursuant to which Dawson James Securities, Inc. (“Dawson”) will act as the lead or managing placement agent on a best efforts, agency basis in connection with the proposed PIPE (Private Placement Into Public Equity) offering (the “Offering”) pursuant to Rule 506 of Regulation D primulgated under the Securities Act of 1933 (the “Securities Act”) and limited to “accredited investors” (as that term is defined under Rule 501 of Regulation D by Ruthigen, Inc. (collectively, with its subsidiaries and affiliates, the “Company”) of its equity or equity-linked securities. This engagement letter (this “Agreement”) sets forth certain conditions and assumptions upon which the Offering is premised. However, except as expressly provided herein, this engagement letter is not intended to be a binding legal document, as the agreement between the parties hereto on the matters relating to the Offering will be embodied in the Placement Agency Agreement (as defined below). The terms of the Offering and the Securities (as defined below) shall be mutually agreed upon by the Company and the investors and nothing herein implies that Dawson would have the power or authority to bind the Company or an obligation for the Company to issue any Securities or complete the Offering. The Company expressly acknowledges and agrees that the execution of this Agreement does not constitute a commitment by Dawson to purchase the Securities and does not ensure the successful placement of the Securities or any portion thereof or the success of Dawson with respect to securing any other financing on behalf of the Company.

The terms of our agreement in principle are as follows:

1.          Engagement. The Company hereby engages Dawson, for the period beginning on the date hereof and ending five business days before the closing of the merger described in the Company’s S-4 Registration Statement filed with the Securities and Exchange Commission on April 15, 2015 (the “S-4”) (“Merger”), unless sooner terminated pursuant to the terms of this engagement letter (the “Engagement Period”), to act as the Company’s exclusive financial advisor, lead or managing placement agent and/or book runner and investment banker in connection with the proposed Offering or any other financing. During the Engagement Period or until the consummation of the Offering, and as long as Dawson is proceeding in good faith with preparations for the Offering, the Company agrees not to solicit, negotiate with or enter into any agreement with any other source of financing (whether equity, debt or otherwise; whether private or public), any underwriter, potential underwriter, placement agent, financial advisor, investment banking firm or any other person or entity in connection with an offering of the Company’s debt or equity securities or any other financing by the Company.

1 North Federal Highway • Suite 500 • Boca Raton, FL 33432 • Toll Free 866.928.0928 • Main 561.391.5555 • Fax 561.391.5757 • www.dawsonjames.com Member FINRA/SIPC

2.          The Offering. The Offering, the closing of which is not contingent on the closing of the Merger, will consist of the offer for sale of up to 948,555 shares of common stock at not less than $2.75 pre share (the “Securities”). The purpose of the Offering is to enable the Company to satisfy its net cash requirements as described in a certain Merger Agreement filed as an exhibit to the S-4. It is understood that the net proceeds to the Company after deduction and payment of all offering and related expenses must be not less than $2,100,000. The Offering proceeds will be held in escrow and will be released contemporaneously with the closing of the Merger (as described in the Merger Agreement). Dawson will act as the lead or managing placement agent for the Offering, subject to, among other matters referred to herein and additional customary conditions, completion of Dawson’s due diligence examination of the Company and its affiliates, and the execution of a Placement Agency Agreement between the Company and Dawson in connection with the Offering (the “Placement Agency Agreement”). Dawson may: (i) with the Company’s approval (not to be unreasonably withheld, conditioned or delayed), create selling group for the Offering comprised of broker-dealers who are members of the Financial Industry Regulatory Authority (“FINRA”), (ii) rely on soliciting dealers who are FINRA members to participate in placing a portion of the Offering, and/or (iii) offer Securities in foreign jurisdictions. The actual size of the Offering, the precise number of Securities to be offered by the Company and the offering price will be the subject of continuing negotiations between the Company and Dawson and will depend upon, among other factors: (i) the capitalization of the Company at the time of the Offering, (ii) market and general economic conditions and changes in the prospects and/or forecasts of the Company, (iii) the preparation and Dawson’s review of the Company’s financial statements, (iv) Dawson’s determination of the Company’s pre-money valuation (based upon the information provided to Dawson by the Company) and (v) other factors determined by Dawson. The Company shall be responsible for any and all compliance with the securities laws applicable to it, including Regulation D and the Securities Act, and Rule 506 promulgated thereunder, and unless otherwise agreed in writing, all state securities (“blue sky”) laws. Dawson agrees to cooperate with counsel to the Company in that regard.

3.          Placement Agent Compensation. The Company will pay to Dawson a placement agent fee of 8% of the gross proceeds received in the Offering. Dawson will also be entitled to a non-accountable expense allowance equal to 1% of the gross proceeds received in the Offering.

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4.          Private Placement Memorandum. The Company will, as soon as practicable following the date of this Agreement, prepare a private placement memorandum (the “Private Placement Memorandum”) covering the private offer and sale of the Securities to be offered and sold in the Offering. The Private Placement Memorandum, and all amendments and supplements thereto, will be in form reasonably satisfactory to Dawson and counsel to Dawson and will contain: (i) all audited financial statements of the Company and such interim and other financial statements and schedules as may be required by the Securities Act and rules and regulations promulgated thereunder, including without limitation Regulation D, and (ii) a description of the business of the Company and such other disclosures regarding the Company and its officers and directors as may be required by the Securities Act and rules and regulations of the Securities and Exchange Commission (the “Commission”) thereunder. The Company will be solely responsible for the contents of its Private Placement Memorandum and any and all other written or oral communications provided by or on behalf of the Company to any actual or prospective investor of the Securities, and the Company represents and warrants that such materials and such other communications will not, as of the date of the offer or sale of the Securities, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. If at any time prior to the completion of the offer and sale of the Securities an event occurs which would cause the Private Placement Memorandum (as supplemented or amended) to contain an untrue statement of a material fact or to omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, the Company will notify Dawson immediately of such event and Dawson will suspend solicitations of the prospective purchasers of the Securities until such time as the Company shall prepare a supplement or amendment to the Private Placement Memorandum which corrects such statement or omission. The Private Placement Memorandum will include a description of the Placement Agency Agreement. The Placement Agency Agreement will be in form satisfactory to Dawson and will include indemnification provisions and other terms and conditions customarily found in placement agency agreements for PIPE offerings.

5.          Left Blank Intentionally

6.          Left Blank Intentionally

6.          Expenses. The Company will be responsible for and will pay all expenses relating to the Offering, including, without limitation, (a) all filing fees and expenses relating to the registration of the Securities with the Commission; (b) all fees and expenses relating to the listing of the Company’s common stock on the Nasdaq Stock Market or the NYSE MKT or on such other stock exchanges as the Company and Dawson together determine; (c) all fees, expenses and disbursements relating to background checks of the Company’s officers and directors; (d) all fees, expenses and disbursements required under the “blue sky” securities laws of such states and other jurisdictions as Dawson may reasonably designate; (e) all fees, expenses and disbursements relating to the registration, qualification or exemption of the Securities under the securities laws of such foreign jurisdictions as Dawson may reasonably designate; (f) the costs of all mailing and printing of the Offering documents; (g) the costs associated with bound volumes of the offering materials as well as commemorative mementos and lucite tombstones, each of which the Company or its designee will provide within a reasonable time after the Closing in such quantities as Dawson may reasonably request; (h) the fees and expenses of the Company’s accountants; (i) the fees and expenses of the Company’s legal counsel and other agents and representatives; and (j) up to $25,000 of Dawson’s legal and additional diligence expenses not covered by the provisions and terms of this Section 6 herein.

7.          Left Blank Intentionally

8.          Left Blank Intentionally

9.          Survival. Except as provided in Paragraphs 1, 9, 10, 11, 13, 14, 15, and 16 hereof (which Paragraphs are intended to be legally binding and enforceable on and against the Company and Dawson), this engagement letter is not intended to be a binding legal document nor a legal commitment on the part of Dawson to provide any financing to the Company, as the agreement between the parties hereto on these matters will be embodied in the Placement Agency Agreement. Until the Placement Agency Agreement has been finally negotiated and signed, the Company or Dawson may at any time terminate their further participation in the proposed transactions contemplated hereby and the engagement by the Company of Dawson, and the party so terminating will have no liability to the other on account of any matters provided for herein, except as provided for in this Agreement.

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10.         Termination. Regardless of which party elects to terminate their further participation in the proposed transactions contemplated hereby and the engagement by the Company of Dawson, upon such termination, the Company will reimburse Dawson for, or otherwise pay and bear, the expenses and fees to be paid and borne by the Company as provided for in Paragraph 6 above and to reimburse Dawson for the full amount of its actual accountable expenses incurred to such date for all such expenses (which expenses will include, but will not be limited to, all reasonable fees and disbursements of Dawson’s counsel, travel, lodging and other “road show” expenses, mailing, printing and reproduction expenses, and any expenses incurred by Dawson in conducting its due diligence, including background checks of the Company’s officers and directors), less amounts, if any, previously paid to Dawson in reimbursement for such expenses.

11.         No Other Agreements. The Company represents and warrants to Dawson that the entry into this engagement letter or any other action of the Company in connection with the proposed Offering will not violate any agreement between the Company and any other broker-dealer, underwriter or financial advisor.

12.         Publicity. The Company agrees that it will not issue press releases or engage in any other publicity, without Dawson’s prior written consent (which shall not be unreasonably withheld), commencing on the date hereof and continuing for a period of thirty (30) days from final Closing of the Offering.

13.         Information. During the Engagement Period or until the final Closing, the Company agrees to cooperate with Dawson and to furnish, or cause to be furnished, to Dawson, any and all information and data concerning the Company, and the Offering that Dawson deems appropriate (the “Information”). The Company will provide Dawson reasonable access during normal business hours from and after the date of execution of this engagement letter until the date of the Closing to all of the Company’s assets, properties, books, contracts, commitments and records and to the Company’s officers, directors, employees, appraisers, independent accountants, legal counsel and other consultants and advisors. Except as contemplated by the terms hereof or as required by applicable law, Dawson will keep strictly confidential all non-public Information concerning the Company provided to Dawson. No obligation of confidentiality will apply to Information that: (a) is in the public domain as of the date hereof or hereafter enters the public domain without a breach by Dawson, (b) was known or became known by Dawson prior to the Company’s disclosure thereof to Dawson as demonstrated by the existence of its written records, (c) becomes known to Dawson from a source other than the Company, and other than by the breach of an obligation of confidentiality owed to the Company, (d) is disclosed by the Company to a third party without restrictions on its disclosure or (e) is independently developed by Dawson.

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14.         No Third Party Beneficiaries; No Fiduciary Obligations. This engagement letter does not create, and shall not be construed as creating rights enforceable by any person or entity not a party hereto, except those entitled hereto by virtue of the indemnification provisions hereof. The Company acknowledges and agrees that: (i) Dawson is not and shall not be construed as a fiduciary of the Company and shall have no duties or liabilities to the equity holders or the creditors of the Company or any other person by virtue of this engagement letter or the retention of Dawson hereunder, all of which are hereby expressly waived; and (ii) Dawson is a full service securities firm engaged in a wide range of businesses and from time to time, in the ordinary course of its business, Dawson or its affiliates may hold long or short positions and trade or otherwise effect transactions for its own account or the account of its customers in debt or equity securities or loans of the companies which may be the subject of the transactions contemplated by this Agreement. During the course of Dawson engagement with the Company, Dawson may have in its possession material, non-public information regarding other companies that could potentially be relevant to the Company or the transactions contemplated herein but which cannot be shared due to an obligation of confidence to such other companies.

15.         Indemnification, Advancement & Contribution.

(a) Indemnification. The Company agrees to indemnify and hold harmless Dawson, its affiliates and each person controlling Dawson (within the meaning of Section 15 of the Securities Act), and the directors, officers, agents and employees of Dawson, its affiliates and each such controlling person (Dawson, and each such entity or person hereafter is referred to as an “Indemnified Person”) from and against any losses, claims, damages, judgments, assessments, costs and other liabilities (collectively, the “Liabilities”), and shall reimburse each Indemnified Person for all fees and expenses (including the reasonable fees and expenses of counsel for the Indemnified Persons) (collectively, the “Expenses”) and agrees to advance payment of such Expenses as they are incurred by an Indemnified Person in investigating, preparing, pursuing or defending any actions, whether or not any Indemnified Person is a party thereto, arising out of the Offering or based upon or arising out of alleged any untrue statement or alleged untrue statement of a material fact contained in (i) the Private Placement Memorandum, or any other offering documents (as from time to time each may be amended and supplemented); (ii) any materials or information provided to investors by, or with the approval of, the Company in connection with the marketing of the Offering, including any “road show” or investor presentations made to investors by the Company (whether in person or electronically); or (iii) any application or other document or written communication (collectively called “application”) executed by the Company or based upon written information furnished by the Company in any jurisdiction in order to qualify the Securities under the securities laws thereof or to file for an exemption from such requirement or filed with the Commission, any state securities commission or agency, any national securities exchange; or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, unless such statement or omission was made in reliance upon, and in conformity with, information provided to the Company by Dawson in writing specifically for use in the Private Placement Memorandum, or any other offering documents. The Company also agrees to advance and to reimburse each Indemnified Person for all Expenses as they are incurred in connection with such Indemnified Person’s enforcement of his or its rights under this Section 15.

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(b)          Procedure. Upon receipt by an Indemnified Person of actual notice of an action against such Indemnified Person with respect to which indemnity may reasonably be expected to be sought under this Section 15, such Indemnified Person shall promptly notify the Company in writing; provided that failure by any Indemnified Person so to notify the Company shall not relieve the Company from any obligation or liability which the Company may have on account of this Section 15 or otherwise to such Indemnified Person. The Company shall, if requested by Dawson, assume the defense of any such action (including the employment of counsel designated by Dawson and reasonably satisfactory to the Company). Any Indemnified Person shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless: (i) the Company has failed promptly to assume the defense and employ separate counsel designated by Dawson for the benefit of Dawson and the other Indemnified Persons or (ii) such Indemnified Person shall have been advised that in the opinion of counsel that there is an actual or potential conflict of interest that prevents (or makes it imprudent for) the counsel designated by Dawson and engaged by the Company for the purpose of representing the Indemnified Person, to represent both such Indemnified Person and any other person represented or proposed to be represented by such counsel. The Company shall not be liable for any settlement of any action effected without its written consent (which shall not be unreasonably withheld). In addition, the Company shall not, without the prior written consent of Dawson, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action in respect of which advancement, reimbursement, indemnification or contribution may be sought hereunder (whether or not such Indemnified Person is a party thereto) unless such settlement, compromise, consent or termination (i) includes an unconditional release of each Indemnified Person, acceptable to such Indemnified Party, from all Liabilities arising out of such action for which indemnification or contribution may be sought hereunder and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any Indemnified Person. The advancement, reimbursement, indemnification and contribution obligations of the Company required hereby shall be made by periodic payments of the amount thereof during the course of the investigation or defense, as every Liability and Expense is incurred and is due and payable, and in such amounts as fully satisfy each and every Liability and Expense as it is incurred (and in no event later than 30 days following the date of any invoice therefore).

(c)          Contribution. In the event that a court of competent jurisdiction makes a finding that indemnity is unavailable to an Indemnified Person, the Company shall contribute to the Liabilities and Expenses paid or payable by such Indemnified Person in such proportion as is appropriate to reflect (i) the relative benefits to the Company, on the one hand, and to Dawson and any other Indemnified Person, on the other hand, of the matters contemplated by this Section 15 or (ii) if the allocation provided by the immediately preceding clause is not permitted by applicable law, not only such relative benefits but also the relative fault of the Company, on the one hand, and Dawson and any other Indemnified Person, on the other hand, in connection with the matters as to which such Liabilities or Expenses relate, as well as any other relevant equitable considerations; provided that in no event shall the Company contribute less than the amount necessary to ensure that all Indemnified Persons, in the aggregate, are not liable for any Liabilities and Expenses in excess of the amount of commissions actually received by Dawson in the Offering. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or Dawson on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and Dawson agree that it would not be just and equitable if contributions pursuant to this subsection (c) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (c). For purposes of this paragraph, the relative benefits to the Company, on the one hand, and to Dawson on the other hand, of the matters contemplated by this Section 15 shall be deemed to be in the same proportion as: (a) the total value received by the Company in the Offering, whether or not such Offering is consummated, bears to (b) the commissions paid to Dawson under this Agreement. Notwithstanding the above, no person guilty of fraudulent misrepresentation within the meaning of Section 11(f) of the Securities Act shall be entitled to contribution from a party who was not guilty of fraudulent misrepresentation.

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(d)          Limitation. The Company also agrees that no Indemnified Person shall have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with advice or services rendered or to be rendered by any Indemnified Person pursuant to this engagement letter, the transactions contemplated thereby or any Indemnified Person’s actions or inactions in connection with any such advice, services or transactions, except to the extent that a court of competent jurisdiction has made a finding that Liabilities (and related Expenses) of the Company have resulted exclusively from such Indemnified Person’s gross negligence or willful misconduct in connection with any such advice, actions, inactions or services.

16.         Governing Law; Venue. This engagement letter will be deemed to have been made and delivered in the State of Florida and both the binding provisions of this Agreement and the transactions contemplated hereby and by the Underwriting Agreement will be governed as to validity, interpretation, construction, effect and in all other respects by the internal laws of the State of Florida, without regard to the conflict of laws principles thereof. Each of Dawson and the Company: (i) agrees that any legal suit, action or proceeding arising out of or relating to this engagement letter and/or the transactions contemplated hereby will be instituted exclusively in the courts located in the county of Palm Beach, Florida (ii) waives any objection which it may have or hereafter to the venue of any such suit, action or proceeding, and (iii) irrevocably consents to the jurisdiction of the courts located in the county of Palm Beach, Florida, in any such suit, action or proceeding. Each of Dawson and the Company further agrees to accept and acknowledge service of any and all process which may be served in any such suit, action or proceeding in such courts and agrees that service of process upon the Company mailed by certified mail to the Company’s address will be deemed in every respect effective service of process upon the Company, in any such suit, action or proceeding, and service of process upon Dawson mailed by certified mail to Dawson’s address will be deemed in every respect effective service process upon Dawson, in any such suit, action or proceeding. Notwithstanding any provision of this engagement letter to the contrary, the Company agrees that neither Dawson nor its affiliates, and the respective officers, directors, employees, agents and representatives of Dawson, its affiliates and each other person, if any, controlling Dawson or any of its affiliates, will have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the engagement and transaction described herein except for any such liability for losses, claims, damages or liabilities incurred by the Company that are finally judicially determined to have resulted from the bad faith or gross negligence of such individuals or entities. Dawson will act under this engagement letter as an independent contractor with duties to the Company.

If you are in agreement with the foregoing, please sign and return to us one copy of this engagement letter together with a payment to Dawson James Securities, Inc. in the amount of the Advance. This engagement letter may be executed in counterparts (including facsimile or .pdf counterparts), each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

Very truly yours,

DAWSON JAMES SECURITIES, INC.

By
Name:

Title:

Accepted and agreed as of
the date first written above:

RUTHIGEN, Inc.

By
Name:

Title:

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